UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12 HURON CONSULTING GROUP INC. (Name of Registrant as Specified In its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check all boxes that apply): ☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

huronconsultinggroup.com | 550 W. Van Buren St. • Chicago, IL 60607 Dear Fellow Stockholder: I am writing to invite you to engage in a discussion with me and Huron’s management team. We are grateful for the feedback stockholders have provided through our outreach efforts in prior years and have incorporated many of the ideas we received into our compensation programs. We remain committed to seek and carefully consider your feedback as we continue to execute our strategic priorities consistent with our goal to enhance stockholder value. Today we share with you links to Huron Consulting Group Inc.’s Annual Report to Stockholders, Proxy Statement, Supplemental Proxy Materials, and Corporate Social Responsibility report (links below). In particular, we encourage you to review the letter from the independent members of our Board of Directors found at the beginning of the Proxy Statement, in which we summarize key information found throughout the Proxy Statement, including the ongoing alignment of our employee compensation strategy to improve and sustain stockholder value. Further, we have shared an update regarding the evolution of our strong governance practices. We also sincerely request your careful consideration for each of our proposals, especially those regarding increases to the number of shares available as equity compensation under the Company’s Amended and Restated 2012 Omnibus Incentive Plan and Stock Ownership Participation Program. Please note that the Board recommends that you vote “FOR” these proposals. The Board believes that management’s execution of the Company’s growth strategy has and will continue to position Huron for consistent growth and margin expansion and aims to further drive stockholder value. The retention and motivation of Huron’s management team and its revenue-generating managing directors and principals is critical to the current and future success of the business and we believe it is clearly in the best interest of our stockholders. As such, we have multiple proposals in this year’s Proxy Statement that we believe are foundational to the success of our business and that impact not only our named executive officers (NEOs), but also of equal importance, our revenue- generating managing directors and principals and our broader global employee population. We believe Huron’s long-term success is enabled by a balanced compensation program that aligns stockholder success, enterprise objectives, and employee performance. To achieve these goals, long-term equity plays a critical role in the variable portion of the compensation programs for our NEOs and our revenue-generating managing directors and principals. It is important to emphasize that over the last three years, on average, 84% of total shares granted have been issued to our nearly 270 client-facing, revenue-generating managing directors and principals as part of their variable incentive compensation. We understand the dilutive impact of equity awards granted and reflect the expense associated with these awards in our adjusted EBITDA and adjusted diluted earnings per share metrics. Both the Board and management are committed to continuing to thoughtfully manage our equity compensation programs while mitigating risk and dilution for stockholders. In 2024, we returned $122 million of capital to stockholders through our share repurchase program, which more than offsets the dilution to stockholders associated with our compensation program. We believe that continuing to provide a meaningful portion of our revenue-generating managing director and principal annual incentive in the form of at-risk equity not only aligns total compensation with superior performance but also motivates employee commitment to company-wide strategic and financial objectives which drive stockholder value. Indeed, we believe it is imperative that we continue to grant equity awards to both current and future employees.

huronconsultinggroup.com | 550 W. Van Buren St. • Chicago, IL 60607 Our amendment to the Company’s Amended and Restated 2012 Omnibus Incentive Plan Proposal is found in Proposal 3 of the Proxy Statement and the Amendment to the Company’s Stock Ownership Participation Program is found in Proposal 4 of this Proxy Statement. The Board recommends that you vote “FOR” these proposals to maintain our alignment between employee compensation and stock ownership and our stockholders’ interests. We also invite you to review additional information about our equity incentive programs in our supplemental proxy materials, which can be found on our investor relations website and are also linked below. If you wish to engage, whether through a phone call or video meeting, with members of the board or our management team on the proposals in the Proxy Statement or any other matters, do not hesitate to contact us. To facilitate these conversations, please contact Elizabeth Entinghe at eentinghe@hcg.com or 312-880-5774. We greatly value the input of our stockholders and remain ready to answer your questions and to thoughtfully consider any feedback you may have. Thank you for your continued partnership and collaboration. Respectfully, Hugh Sawyer, Non-executive Chairman of the Board and Chair of the Compensation Committee Annual Report: 2024 Annual Report Proxy Statement: 2025 Proxy Statement and Notice of Annual Meeting of Stockholders Supplemental Proxy Materials: 2025 Supplemental Proxy Materials Corporate Sustainability Report: 2024 CSR Report